Exhibit 10.14

Intellectual Property and Technology License Agreement

This Intellectual Property and Technology License Agreement (the “Agreement”) is made and entered into as of May 28, 2020 (the “Effective Date”), between LanzaTech, Inc., a corporation registered in the state of Delaware and having its principal place of business at 8045 Lamon Avenue, Suite 400, Skokie, IL 60077, USA (“LanzaTech”) and LanzaJet, Inc., a corporation registered in the state of Delaware with an address at 1209 Orange St, Wilmington, Delaware 19801 (“LanzaJet”); individually referred to as a “Party” and collectively as the “Parties”.

RECITALS:

A.

LanzaTech, LanzaJet, Mitsui & Co. Ltd (“Mitsui”) and Suncor Energy, Inc. (“Suncor’’) are, as of the Effective Date, entering into an Investment Agreement pursuant to which LanzaTech, Mitsui, and Suncor will invest in LanzaJet (the “Investment Agreement”) and a Stockholders’ Agreement and Future Development Rights Agreement governing the continuing relationship of the Parties and Mitsui, and Suncor (the “Stockholders’ Agreement” and “Future Development Rights Agreement” respectively).

B.

Pursuant to the Stockholders’ Agreement and the Investment Agreement, the parties to such agreements have agreed that International Consolidated Airlines Group, S.A. (“IAG”) may also invest in LanzaJet in accordance with the terms of such agreements and thereby also become a party to the Future Development Rights Agreement.

C.

By way of the Battelle Agreement (as defined below), LanzaTech licensed Battelle IPR (as defined below) and has additionally developed technology which along with the Battelle IPR can be used to convert ethanol into various fuels, including alcohol to jet (ATJ) synthetic paraffinic kerosene (“SAF”).

D.

Battelle Memorial Institute has agreed to allow LanzaJet to exercise certain of LanzaTech’s rights and perform certain of LanzaTech’s obligations under the Battelle Agreement (as defined below) and to the granting of the sublicenses of such technology as contemplated in this Agreement.

E.

LanzaTech wishes to allow LanzaJet to exercise LanzaTech’s rights and require LanzaJet to perform LanzaTech’s obligations under the Battelle Agreement and LanzaJet agrees to exercise such rights and perform such obligations in accordance with the Battelle Agreement on LanzaTech’s behalf.

F.

In addition to exercising and practising the Battelle IPR on LanzaTech’s behalf, LanzaJet wishes to obtain an exclusive license to use LanzaTech’s technology, for conversion of ethanol into fuels by or on behalf of LanzaJet and its sublicensees.

G.	This Agreement sets forth the terms and conditions upon which such licenses are granted.

Article 1

DEFINITIONS; INTERPRETATION

1.1	Definitions

For the purposes of this Agreement, the following terms will have the following meanings:

(a)

“Affiliate” of a Person will mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person; provided, however that LanzaJet and LanzaTech will not be deemed to be Affiliates of each other for purposes of this Agreement.

(b)	“Allocated Rights and Obligations” shall have the meaning set out in Section 2.1
(c)

“Applicable Law” will mean any applicable statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

(d)

“Battelle Agreement” will mean the Exclusive Patent License Agreement between LanzaTech and Battelle, dated September 13, 2018, as amended on January 13, 2020, attached hereto as Exhibit B, and any further amendments or clarifications thereto, including the Side Letter signed by Battelle as of April 24, 2020.

(e)

“Battelle IPR” will mean the Patent Rights licensed to LanzaTech by Battelle Memorial Institute, which operates the Pacific Northwest National Laboratory under management and operations contract DE-AC05-76RL01830 (“Battelle”) pursuant to the Battelle Agreement.

(f)	“Board” will mean the board of directors of LanzaJet.
(g)	“Business Day” will mean a day, other than a Saturday or Sunday, on which the principal commercial banks are open for business during normal banking hours in Skokie, Illinois.
(h)	“Change of Control” will mean, with respect to a Party, a change of the Person that has Control, directly or indirectly, of that Party.
(i)

“Commercial Facility” will mean a facility for the production of a Commercial Quantity of fuel, excluding the Demonstration Facility, that practices the Licensed Subject Matter and is authorized under this Agreement.

(j)	“Commercial Quantity” will mean: (i) for SAF, at least enough SAF [***]; or (ii) for other fuels, [***].
(k)

“Control” will mean the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or through the direct or indirect ownership of more than fifty percent (50%) of the voting securities of a Person, and “Controlled by” and “under common Control with” have correlative meanings.

(l)

“Demonstration Facility” means a demonstration facility designed to produce approximately [***] per year using the Licensed Subject Matter, to be located at the LanzaTech Freedom Pines Biorefinery in Soperton, Georgia, USA.

(m)	“Development Projects” means the following pre-existing projects:
(i)	[***];
(ii)	[***];
(iii)	[***];
(iv)	[***]; and
(v)	[***].
(n)	“Export Administration Regulations” means the Export Administration Regulations of the United States, found at 15 C.F.R. § 730 et seq.
(o)

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

(p)	“Gross Sales” means [***].
(q)	“IAG Commercial Facility” will mean the Commercial Facility that is the subject of the Subsequent Closing with IAG.
(r)	“Initial Offering” will mean an approved firmly underwritten initial public offering or the listing for trading of LanzaJet’s securities.
(s)

“Initial Sublicensees” means those special purpose vehicles contemplated in the Investment Agreement that are Affiliates of Suncor, Mitsui or IAG, once such entities enter into a sublicense agreement with LanzaJet as contemplated in the Future Development Rights Agreement.

(t)

“Insolvency Event” will mean any of a Party (i) being adjudged bankrupt, (ii) making a general assignment for the benefit of creditors, (iii) having a receiver appointed on account of its insolvency or (iv) taking similar protection from its creditors (other than for the purpose of, or in connection, with any solvent amalgamation or reorganization).

(u)

“Intellectual Property Rights” will mean: (a) all Patent Rights; (b) rights in or to works of authorship, including copyrights, design rights, and mask work rights; and (c) trade secret, Confidential Information, know-how and industrial property rights; but will exclude all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor anywhere in the world.

(v)	“LanzaJet Field” will have the same meaning as the term “Licensed Field” in the Battelle Agreement.
(w)

“LanzaTech IPR” will mean any Intellectual Property Rights that are necessary or useful for applications in the Licensed Field and either (i) owned by LanzaTech as of the Effective Date, or (ii) developed by or on behalf of LanzaTech in connection with the Development Projects. For the avoidance of doubt, the LanzaTech IPR does not include the Battelle IPR.

(x)

“LanzaTech Technology” will mean all Technology that is necessary or useful for applications in the LanzaJet Field (i) to which LanzaTech owns the Intellectual Property Rights as of the Effective Date, or (ii) that is developed by or on behalf of LanzaTech in connection with the Development Projects.

(y)

“Licensed Mark” means the trademark “LANZAJET®”, with U.S. Serial Number 88098930, any applications or registrations in any other countries that may claim a priority date based on same, and any unregistered rights owned by LanzaTech that may exist in connection with the word mark “LANZAJET” in any jurisdiction.

(z)	“Licensed Subject Matter” will mean, individually and collectively, the LanzaTech Technology, LanzaTech IPR, and the Battelle IPR.
(aa)	“Mitsui Commercial Facility” will mean the Commercial Facility that is the subject of the Subsequent Closing with Mitsui.
(bb)

“Patent Rights” will mean all patents and utility models and applications therefor and all reissues, divisionals, substitutions, re-examinations, renewals, extensions, provisionals, supplementary protection certificates, continuations, continuations-in-part, and foreign counterparts thereof, and equivalent or similar registered rights anywhere in the world.

(cc)	“Person(s)” will mean an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.
(dd)	“Pre-Existing Obligations” means [***].
(ee)

“Representatives” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person or its Affiliates.

(ff)

“Royalty” will mean any amount that would be payable by LanzaTech under the Battelle Agreement as a royalty or share of Sublicensing Revenues (as defined in the Battelle Agreement) as a result of the activities and/or sublicenses permitted by this Agreement.

(gg)	“Royalty-Bearing Products” will mean any and all products for which a Royalty would be owed under the Battelle Agreement.
(hh)	“Sublicensee” will mean any third party to whom LanzaJet sublicenses any of the rights to Licensed Subject Matter granted to LanzaJet in this Agreement.
(ii)	“Subsequent Closing” and “Subsequent Closing Date” will have the meanings provided in the Investment Agreement.
(jj)	“Suncor Commercial Facility” will mean the Commercial Facility that is the subject of the Subsequent Closing with Suncor.
(kk)

“Technology” will mean any and all technology, information, materials, products and services, including all trade secrets, know-how, techniques, inventions (whether or not patentable), software, algorithms, formulas, databases, works of authorship, processes, devices, prototypes, schematics, test methodologies, documentation, data, methods, manufacturing information and research materials; but shall exclude any Intellectual Property Rights thereto.

(ll)	“Trade Secrets” means any information qualifying as a trade secret under either 18 U.S.C § 1839 or the laws of the State of New York.
(mm)	“Transaction Agreements” has the meaning set forth in the Investment Agreement.
1.2	Interpretation

In this Agreement:

(a)

Whenever a provision of this Agreement requires an approval or consent and the approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)	Unless otherwise specified, all references to money amounts are to the lawful currency of the United States.
(c)	The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
(d)

For purposes of this Agreement: (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,”

“hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules, and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, or modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

(e)

Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done, shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

Article 2

ALLOCATION OF RIGHTS AND RESPONSIBILITIES UNDER BATTELLE HEAD LICENSE

2.1	Allocation to LanzaJet.

LanzaTech hereby grants to LanzaJet, pursuant to Section 6E of the Battelle Agreement, the right to exercise all of LanzaTech’s rights under the Battelle Agreement other than (i) LanzaTech’s rights to terminate the Battelle Agreement under Article 9 of the Battelle Agreement (ii) LanzaTech’s rights to assign its rights under the Battelle Agreement pursuant to Article 13 of the Battelle Agreement, and (iii) LanzaTech’s rights to amend the Agreement under Article 16 (provided that LanzaTech will discuss in good faith with LanzaJet any exercise of its reserved rights in the Battelle Agreement and will not exercise its rights to terminate or amend the Battelle Agreement, or to assign it to a third party separate and apart from a transaction involving a sale or transfer of all or substantially all of LanzaTech’s business or assets to a single, non-Affiliate purchaser or transferee (a “Sale of the Business”), without LanzaJet’s prior written consent, not to be unreasonably withheld, conditioned, or delayed), and LanzaJet hereby agrees to perform all of LanzaTech’s obligations under the Battelle Agreement (collectively, such allocated rights and obligations, the “Allocated Rights and Obligations”), including:

(a)	all rights to use, incorporate, practice, copy, construct, and otherwise exploit Battelle IPR in accordance with Article 2 of the Battelle Agreement;

(b)

all rights to grant sublicenses on LanzaTech’s behalf as permitted in Article 6 of the Battelle Agreement (solely in accordance with Section 3.2) and for greater clarity, any Person to whom LanzaJet grants a sublicense of Battelle IPR in accordance with the Battelle Agreement shall be a “SUBLICENSEE” for the purposes of the Battelle Agreement;

(c)	obligations to pay all Royalties to Battelle under Article 3 of the Battelle Agreement;
(d)	obligations to meet diligence requirements under Article 4 of the Battelle Agreement; and
(e)	all rights and obligations of LanzaTech under Articles 5, 6, 7, 8, 10, 11, 12, 15, and 17 of the Battelle Agreement.
2.2	Exclusivity

LanzaTech acknowledges that all rights granted to LanzaJet in this Article 2 may be exercised exclusively by LanzaJet, and shall not, except pursuant to a Sublicense granted in accordance with Section 3.2, be exercised by LanzaTech without LanzaJet’s consent. For the avoidance of doubt, LanzaTech may continue to perform its obligations under the Battelle Agreement if LanzaJet fails to perform such obligations in accordance with Section 2.1.

2.3	Survival of Allocated Rights and Obligations

The Parties acknowledge and agree that the Allocated Rights and Obligations shall constitute a sublicense to LanzaJet for the purposes of Section 6.C. of the Battelle Agreement, such that if the Battelle Agreement is terminated for any reason, except breach of contract by Battelle, the Allocated Rights and Obligations shall survive such termination and LanzaTech shall immediately assign all of its right, title, and interest to such Allocated Rights and Obligations to Battelle.

2.4	Effect of Proposed Sale of the Business

Prior to the closing of a Sale of the Business, LanzaTech will make a request to Battelle for the assignment or transfer of the Battelle Agreement referred to in Section 5.1 of the Future Development Rights Agreement (if such request has not already been made, and regardless of whether the preconditions set forth therein have been met) and use [***] to arrange for such assignment or transfer, and if the assignment or transfer of the Battelle Agreement contemplated by such provision is not accomplished prior to closing, both the Battelle Agreement and the Future Development Rights Agreement will be transferred in connection with the Sale of the Business.

Article 3

LICENSE GRANT

3.1	License Grant.

Subject to the terms and conditions of this Agreement, LanzaTech hereby grants to LanzaJet a perpetual, worldwide, non-transferrable, irrevocable (subject to termination as set forth in this

Agreement), royalty-free, sublicensable (solely in accordance with Section 3.2) exclusive (including as against LanzaTech, but subject to such rights as the Government of the United States of America may have or may lawfully assert in the LanzaTech IPR or LanzaTech Technology) license to use, incorporate, practice, copy, construct, and otherwise exploit the LanzaTech IPR and LanzaTech Technology in the LanzaJet Field.

3.2	Sublicenses.
(a)

LanzaJet hereby grants to LanzaTech and its Affiliates a worldwide, non-transferable, non-sublicensable, non-exclusive, royalty-free license, for the duration of the Development Projects, to use, incorporate, practice, copy, construct, and otherwise exploit the Licensed Subject Matter solely in connection with the Development Projects.

(b)

LanzaJet further agrees to grant to LanzaTech and its Affiliates a non-exclusive sublicense in accordance with Section 3.2(c)(iv) to use and exploit the Licensed Subject Matter to fulfill any Pre-Existing Obligations, if LanzaTech’s contractual rights under the Sponsor Offtake Agreement (as defined in the Future Development Rights Agreement) to offtake SAF produced by LanzaJet and its Affiliates are insufficient to meet such Pre-Existing Obligations. LanzaTech will enjoy [***] most-favored pricing [***].

(c)	LanzaJet will have the right to further sublicense its licenses to the Licensed Subject Matter only as follows:
(i)

to the Suncor SPV (as defined in the Investment Agreement), upon a Subsequent Closing with Suncor, in connection with the Suncor Commercial Facility and any other Commercial Facility (or Commercial Facilities) that may be approved by the Board,

(ii)

to the Mitsui SPV (as defined in the Investment Agreement), upon a Subsequent Closing with Mitsui, in connection with the Mitsui Commercial Facility and any other Commercial Facility (or Commercial Facilities) that may be approved by the Board,

(iii)

if IAG becomes a party to the Investment Agreement, to the IAG SPV (as defined in the Investment Agreement), upon a Subsequent Closing with IAG, in connection with manufacture of fuels at the IAG Commercial Facility and any other Commercial Facility (or Commercial Facilities) that may be approved by the Board,

(iv)	to LanzaTech, in connection with (i) fulfilling any Pre-Existing Obligations, and (ii) manufacture of fuels at any Commercial Facility (or Commercial Facilities) that may be approved by the Board,
(v)	subject to any approvals from Battelle that may be required under the Battelle Agreement, after LanzaJet’s full performance of its obligations under Sections 4.04 and 4.06(a) of the Investment Agreement, to any other Person, beginning upon the earliest of (i) [***], (ii) [***], or (iii) [***].

(d)	Each Person that enters into a sublicense under this Section 3.2 will be a “Sublicensee”, and each sublicense entered into under this Section 3.2 will be a “Sublicense”.
(e)	Each Sublicense will include:
(i)	[***];
(ii)	[***];
(iii)	indemnification obligations from the Sublicensee for the benefit of LanzaTech that are substantially similar to the indemnification obligations in Section 8.1(a)-(f).
(f)

Prior to execution of any Sublicense hereunder, LanzaJet shall provide LanzaTech and Battelle with a certification that the Sublicense complies with the terms and conditions of the Battelle Agreement. LanzaJet will provide LanzaTech and Battelle with a copy of each Sublicense that has been executed by LanzaJet and will not knowingly enter into any Sublicense that is inconsistent with the Battelle Agreement.

3.3	Licensed Mark.

Subject to the terms and conditions of this Agreement, LanzaTech hereby grants to LanzaJet a worldwide, non-transferrable, exclusive license, sublicensable to Sublicensees, during the term of this Agreement, to use the Licensed Mark in connection with LanzaJet’s business, operations, products, and services, provided however that LanzaJet and its Sublicensees may not use the Licensed Mark in any manner in connection with any product that does not meet the sustainability criteria set forth in Exhibit A, as it may be amended from time to time by mutual written agreement of the Parties. Unless and until otherwise approved by the Board, LanzaJet and its Sublicensees must use the Licensed Mark in accordance with the guidelines set out in, Exhibit A. LanzaJet agrees that it will not, and that it will require that its Sublicensees do not, without LanzaTech’s prior written approval, use or register any trademark or domain name that contains or is otherwise similar to the word part “Lanza”.

3.4	Delivery of LanzaTech Technology.

Promptly after the Effective Date [***] with respect to LanzaTech Technology developed in connection with the Development Projects, LanzaTech will deliver to LanzaJet electronic copies of the LanzaTech Technology, such as information, formulas, specifications, plans, reports, documentation, process flows, designs, procedures, standards, data, ideas, options and know-how comprising the LanzaTech Technology.

3.5	No Other Grant of Rights.

Except as expressly provided herein, nothing in this Agreement will be construed to confer any ownership interest, license or other rights upon LanzaJet by implication, estoppel or otherwise as to any technology, intellectual property rights or products of LanzaTech, Battelle, or any other entity. For the avoidance of doubt, nothing contained in this Agreement shall be construed as (i) limiting LanzaTech’s rights to use, exploit, develop, optimize, and improve the LanzaTech IPR or LanzaTech Technology for applications outside the LanzaJet Field, or (ii) granting to LanzaJet any rights, express or implied, to exploit the Licensed Subject Matter outside the LanzaJet Field.

Article 4

IMPROVEMENTS

4.1	Improvements.

The Parties acknowledge that, during the term of this Agreement, new Technology and Intellectual Property Rights related to the Licensed Subject Matter may be developed by or under the authority of either Party or the Sublicensees, including Technology or Intellectual Property Rights that are based upon or incorporate Licensed Subject Matter, comprise an improvement thereto, or are used in the design, construction, debugging, operation or maintenance of the LanzaTech Technology or related systems (“Improvements”). Except for the license rights expressly granted in this Agreement, unless otherwise agreed between the Parties, all right, title and interest in the Improvements, including Intellectual Property Rights therein, will be assigned to LanzaJet under the applicable Sublicense, [***].

4.2	Registration of Developed IP.

The Party that owns Improvements will retain the first right to apply for registration of any Intellectual Property Rights in and to such Improvements, provided that to the extent that the Improvements include or refer to Confidential Information of the other Party, the Confidential Information may not be disclosed or published unless such other Party agrees in writing and acting reasonably that it is preferable to seek patent protection for such Improvements rather than maintaining them as trade secrets.

Article 5

AUDITS.

5.1	Records and Audits.

LanzaJet will keep complete and accurate records of all material matters and operations, to the extent reasonably necessary for LanzaTech to verify LanzaJet’s compliance with the terms of this Agreement (the “Records”). LanzaJet will permit LanzaTech or its duly authorized agents, [***], to inspect all such Records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and [***], to confirm LanzaJet’s compliance with the terms of this Agreement. In connection therewith, LanzaTech agrees to comply with LanzaJet’s reasonable visitor policies.

5.2	Costs of Audits.

[***]; provided, however, [***].

5.3	Flow-Down Requirements.

LanzaJet will include terms in each Sublicense entered into pursuant to Section 3.2 that are at least equivalent to this Article 5 and Article 10, requiring, without limitation, each Sublicensee (other than LanzaTech) to keep complete and accurate records of all relevant matters and operations affecting the Sublicensee’s duties and obligations under the Sublicense, and to permit LanzaJet or its duly authorized agents to audit such records and the measures taken by the Sublicensee to protect the confidentiality of the LanzaTech Technology, substantially as provided herein with respect to LanzaJet, to confirm the Sublicensee’s compliance with all flow-down requirements pertaining to the Licensed Subject Matter, and at LanzaTech’s request to share the results of such audit with LanzaTech.

Article 6

INFRINGEMENT

6.1	Notice of Claims.

If during the term of this Agreement, any suit or action is commenced against LanzaJet or any Sublicensee based upon a claim or allegation that the LanzaTech Technology infringes or misappropriates any third party’s Intellectual Property Right, LanzaJet will promptly inform LanzaTech in writing. If: (a) either Party believes that Battelle IPR or LanzaTech IPR is being infringed or the LanzaTech Technology is being misappropriated by a third party, or (b) a third party alleges that any Battelle IPR or LanzaTech IPR is invalid or unenforceable, the Party possessing such belief or awareness of such claims will promptly provide written notice to the other Party and provide it with all details of such infringement or claims, as applicable, that are known by such Party, provided that neither Party will be obligated to disclose any information where such disclosure would reasonably be deemed to be a waiver of attorney-client privilege.

6.2	LanzaJet Right to Bring Action.
(a)

Subject to and without limiting any Allocated Rights and Obligations, LanzaJet will have the first right to (i) bring a suit, action, or other proceeding against any alleged infringement of any Battelle IPR or LanzaTech IPR within the LanzaJet Field or any misappropriation of the LanzaTech Technology where such misappropriated LanzaTech Technology is used within the LanzaJet Field (a “LanzaJet Field Action”), after notifying and consulting with LanzaTech (and Battelle, if required by the Allocated Rights and Obligations) in good faith regarding the approach to any such proceeding [***] filing any contemplated LanzaJet Field Action, and (ii) take such other reasonable measures to enforce LanzaJet’s rights in the Battelle IPR and LanzaTech IPR as LanzaJet deems appropriate in LanzaJet’s reasonable discretion, such as sending a cease and desist letter or negotiating a settlement involving the payment by the infringer or misappropriator of royalties to LanzaJet in exchange for a non-exclusive sublicense of the Battelle IPR and/or LanzaTech IPR within the scope of the licenses granted herein (which non-exclusive Sublicense will include, to the extent applicable, the restrictions and limitations set forth in this Agreement).

(b)

Any LanzaJet Field Action permitted under this section will be commenced in LanzaJet’s own name [***] or, if required by Applicable Law or otherwise as reasonably necessary for such purposes, LanzaJet may join LanzaTech as a party. If LanzaTech is so joined in any such proceeding pursuant to this section, or if LanzaTech is otherwise subjected to such proceeding or any other proceeding as a result of LanzaJet’s actions under this section (whether LanzaTech is joined by LanzaJet or a third party), [***] in connection with any such proceedings.

(c)

If LanzaJet brings or defends any such LanzaJet Field Action, LanzaTech will, [***], cooperate in all reasonable respects with LanzaJet in the conduct thereof, and assist in all reasonable ways, including having its employees testify when reasonably requested, and make available for discovery or trial exhibit relevant records, papers, information, samples, specimens, and the like.

(d)

Subject to any necessary approval by Battelle under the Battelle Agreement, LanzaJet may settle any LanzaJet Field Action without the prior written approval of LanzaTech, provided that such settlement does not impose any obligations upon LanzaTech or alter LanzaTech’s rights (including LanzaTech’s retained rights to the LanzaTech IPR) without LanzaTech’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

6.3	LanzaTech Right to Bring Action
(a)

Subject to any restrictions or conditions contained in the Battelle Agreement regarding the Battelle IPR, if Battelle and LanzaJet elect not to bring a LanzaJet Field Action within a reasonable period of time after receipt of notice of infringement, LanzaTech shall have the second right to bring, file, or resolve any LanzaJet Field Action, and in any event LanzaTech shall have the first right to bring, file or resolve any claims or proceedings relating to the use or exploitation of the LanzaTech IPR or LanzaTech Technology outside the LanzaJet Field (a “LanzaTech Field Action”, and together with LanzaJet Field Actions brought by LanzaTech under this Section, “LanzaTech Actions”). LanzaTech may take such LanzaTech Actions in LanzaTech’s name or, if required by Applicable Law or otherwise as reasonably necessary for such purposes, may join LanzaJet as a party, [***]. Except as expressly provided otherwise in this Section 6.3, LanzaTech shall have the right to control the conduct of any LanzaTech Actions and be represented by counsel of its own choice with respect to such LanzaTech Actions, [***] in all such LanzaTech Actions.

(b)

If LanzaTech brings or defends any such LanzaTech Actions, LanzaJet will, [***], cooperate in all reasonable respects with LanzaTech in the conduct thereof, and assist in all reasonable ways, including having its employees testify when reasonably requested, and make available for discovery or trial exhibit relevant records, papers, information, samples specimens, and the like.

(c)	Subject to any necessary approval by Battelle, LanzaTech may settle any LanzaTech Action, whether by consent order, settlement, or other voluntary final disposition, without the prior written approval of LanzaJet, provided that such settlement does not impose any obligations upon LanzaJet, or alter the scope of LanzaJet’s rights hereunder without LanzaJet’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.

6.4

Common Interest. If any suit, action, or other proceeding (including counterclaims made in connection with an action brought by LanzaJet in accordance with Section 6.2) alleging invalidity of any Battelle IPR or LanzaTech IPR is brought against LanzaJet or its Affiliates or Sublicensees (except LanzaTech), LanzaJet shall promptly notify LanzaTech of such suit, action or other proceeding and LanzaTech, at its option, shall have the right, subject to any restrictions or conditions contained in the terms and conditions of the Battelle Agreement, [***] commencement of such suit, action, or other proceeding, to intervene and participate in the defense of the suit, action or other proceeding at its own expense with respect to such allegations, unless the Person alleging such invalidity is a LanzaTech Affiliate. If any suit, action, or other proceeding (including counterclaims made in connection with an action brought by LanzaTech) alleging invalidity of any LanzaTech IPR is brought against LanzaTech or its Affiliates, LanzaTech shall promptly notify LanzaJet of such suit, action or other proceeding and LanzaJet, at its option, shall have the right, [***] commencement of such suit, action, or other proceeding, to intervene and participate in the defense of the suit, action or other proceeding [***], unless the Person alleging such invalidity is a LanzaJet Affiliate. In any such event, the Parties will cooperate reasonably with respect to their common interest in defending the validity of the Battelle IPR or LanzaTech IPR.

6.5	Recovery.
(a)

If LanzaJet undertakes any LanzaJet Field Action, any recovery, damages or settlement derived from such LanzaJet Field Action [***] as a result of the recovery, damages, or settlement relating to the practice of the Battelle IPR).

(b)

If LanzaTech undertakes any LanzaJet Field Action, any recovery, damages, or settlement derived from such LanzaJet Field Action relating to the practice of the LanzaTech IPR or Battelle IPR within the LanzaJet Field [***].

(c)	If LanzaTech undertakes any LanzaTech Field Action, any recovery, damages or settlement derived from such LanzaTech Field Action [***].
6.6	Challenges to Battelle IPR.
(a)

LanzaJet covenants that it will not, and will procure a covenant from each of its Affiliates and Sublicensees that they will not make any challenge in any jurisdiction to the validity or enforceability of the Battelle IPR or any aspect thereof.

(b)

LanzaTech covenants that it will not, and will procure a covenant from each of its Affiliates that they will not make any challenge in any jurisdiction to the validity or enforceability of the Battelle IPR or any aspect thereof.

Article 7

WARRANTIES AND DISCLAIMERS

7.1	Representations and Warranties.
(a)

Each Party represents and warrants as of the Effective Date that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) it has all necessary power and authority to enter into this Agreement and to perform all its obligations hereunder; and (iii) neither the execution, delivery, or performance of this Agreement will result in the breach of, or constitute a default under, the terms of any material contract to which it is a party or by which it is bound.

(b)

LanzaTech represents and warrants that: (i) LanzaTech owns or has the rights to use the Licensed Mark, LanzaTech IPR, and LanzaTech Technology, and has the power and authority to license the Licensed Mark, the LanzaTech IPR and the LanzaTech Technology to LanzaJet as provided in Article 3; (ii) as of the Effective Date, LanzaTech is not aware of any fact or claim that would or could prevent LanzaJet from exercising its rights in the Allocated Rights and Obligations, including with respect to the Battelle IPR; (iii) LanzaTech is, and subject to LanzaJet’s performance of all obligations of the Allocated Rights and Obligations will continue to be, in full compliance with the Battelle Agreement, and has received no notice of non-compliance from Battelle; (iv) LanzaTech has obtained all required consents from Battelle in relation to this Agreement, including regarding the approval of special purpose entities of each of Suncor, Mitsui and IAG as Sublicensees of Battelle IPR and the grant and assumption of the Allocated Rights and Obligations to and by LanzaJet as contemplated herein; (v) LanzaTech is not, as of the Effective Date, bound by any outstanding judgment, injunction, order, or decree restricting the use of the LanzaTech IPR or the LanzaTech Technology; (vi) to LanzaTech’s knowledge as of the Effective Date, no Person is infringing, misappropriating, diluting, or otherwise violating any of the LanzaTech IPR or the LanzaTech Technology, and as of the Effective Date, neither LanzaTech nor any of its Affiliates has made or asserted any claim, demand, or notice against any Person alleging any such infringement, misappropriation, dilution, or other violation; (vii) LanzaTech has not granted any licenses of the Licensed Mark, LanzaTech IPR, or LanzaTech Technology that would conflict with the license granted to LanzaJet hereunder; (viii) to LanzaTech’s knowledge as of the Effective Date, use of the LanzaTech IPR and LanzaTech Technology in accordance with the designs and specifications contained within the LanzaTech Technology does not infringe any third party Intellectual Property Rights, (ix) LanzaTech will use [***] to ensure that the LanzaTech IPR will be kept in good standing throughout the term of the Agreement; (x) LanzaTech has used and will use [***] to protect the confidentiality of the LanzaTech Technology; (xi) LanzaTech will not assign the Battelle Agreement to any third party, separate and apart from a Sale of the Business, without LanzaJet’s prior written consent, not to be unreasonably withheld, conditioned, or delayed; and (xii) LanzaTech will use [***] to maintain the license under the Battelle Agreement in the event of any rejection of the Battelle

Agreement by any trustee or debtor-in-possession in any bankruptcy or related proceeding.

7.2	Disclaimers.
(a)	EXCEPT AS PROVIDED IN SECTION 7.1 ABOVE, NEITHER PARTY MAKES ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) REGARDING THE SUBJECT MATTER OF THIS AGREEMENT.
(b)

WITHOUT LIMITING THE FOREGOING, EXCEPT AS PROVIDED IN SECTION 7.1 ABOVE, LANZATECH EXPRESSLY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES, AND CONDITIONS (EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE), WITH RESPECT TO THE VALIDITY, ENFORCEABILITY, OR SCOPE OF THE LICENSED SUBJECT MATTER, THE ACCURACY, COMPLETENESS, SAFETY, USEFULNESS FOR ANY PURPOSE OR LIKELIHOOD OF SUCCESS OF THE LICENSED SUBJECT MATTER AND ANY OTHER LANZATECH TECHNOLOGY, TECHNIQUES, MATERIALS, METHODS, PRODUCTS, PROCESSES OR PRACTICES AT ANY TIME MADE AVAILABLE BY LANZATECH, AND LANZATECH SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OR TRADE PRACTICE AND ALL OTHER WARRANTIES AND CONDITIONS OF NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS OR ANY OTHER RIGHTS.

(c)

WITHOUT LIMITING LANZATECH’S LIABILITY UNDER ANY OTHER AGREEMENT BETWEEN THE PARTIES, EXCEPT AS PROVIDED IN SECTION 7.1 ABOVE, NOTHING HEREIN WILL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY LANZATECH THAT LANZAJET’S OR ANY SUBLICENSEE’S SPECIFIC IMPLEMENTATION OF THE LICENSED SUBJECT MATTER WILL BE SUCCESSFUL.

Article 8

INDEMNIFICATION

8.1	LanzaJet Indemnity.

LanzaJet will indemnify, defend and hold harmless LanzaTech and its Affiliates and each of their current and former directors, governing board members, trustees, officers, employees, representatives and agents and their respective successors, heirs and assigns (the “LanzaTech Indemnitees”) from and against any third-party claim and any liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including reasonable attorneys’ fees and other costs and expenses of litigation) arising therefrom, to the extent based upon, arising out of, or otherwise relating to:

(a)	any breach by LanzaJet of any obligations of the Allocated Rights and Obligations giving rise to any obligation or effect on LanzaTech’s rights under the Battelle Agreement;
(b)

any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon, any LanzaTech Indemnitee or any other Person, arising out of or in connection with or resulting from (A) the production, use, or sale of any apparatus or product, or the practice of the Licensed Subject Matter by LanzaJet, other than to the extent arising from LanzaTech’s breach of Section 7.1(b); (B) the use by LanzaJet of any technical information, techniques, or practices disclosed by LanzaTech, other than to the extent arising from LanzaTech’s breach of Section 7.1(b); or (C) any advertising or other promotional activities by LanzaJet with respect to any of the foregoing;

(c)

any product liability concerning any product, process, or service made, used or sold pursuant to any right or license granted under this Agreement, including from the commercialization and utilization of the Licensed Subject Matter by LanzaJet;

(d)	any breach by LanzaJet or its Affiliates of the covenant in or prescribed by Article 6.6;
(e)	LanzaJet or its Affiliates’ failure to comply with all Applicable Laws, including export control laws;
(f)	gross negligence or intentional misconduct by LanzaJet or its Affiliates in connection with their actions or omissions pursuant to this Agreement; and
(g)

any failure or omission by LanzaJet to obtain from each of its Sublicensees (other than LanzaTech) obligations to indemnify LanzaTech that are substantially similar to those granted in Sections 8.1(b) through 8.1 (f) above and to name LanzaTech as an intended third party beneficiary with the right to enforce such indemnification obligations directly against the applicable Sublicensee.

8.2	LanzaTech Indemnity

LanzaTech will indemnify, defend and hold harmless LanzaJet and its Affiliates and each of their current and former directors, governing board members, trustees, officers, employees, representatives and agents and their respective successors, heirs and assigns (the “LanzaJet lndemnitees”) from and against any third-party claim and any liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including without limitation reasonable attorneys’ fees and other costs and expenses of litigation) arising therefrom, to the extent based upon, arising out of, or otherwise relating to:

(a)

any breach by LanzaTech of any obligation under the Battelle Agreement, other than the Allocated Rights and Obligations, including any such breach resulting in termination of or threatened termination of the Battelle Agreement by Battelle;

(b)	any claim by a Third Party other than a LanzaJet Indemnitee alleging facts that, if true, would constitute a breach by LanzaTech of its warranties under Section 7.1(b);
(c)	LanzaTech’s or its Affiliates’ failure to comply with all Applicable Laws, including export control laws; and
(d)	gross negligence or intentional misconduct by LanzaTech or its Affiliates in connection with their actions or omissions pursuant to this Agreement.
8.3	Process.
(a)

An indemnifying Party (“Indemnitor”) will give the indemnified Party (“Indemnitee”) prompt written notice of any third party claims subject to indemnification hereunder and all information and assistance reasonably requested by Indemnitor, at Indemnitor’s expense, to defend against such claims. Indemnitee has the right (but no obligation) to participate in the defense of such claims at Indemnitee’s expense.

(b)

With respect to any notice received from Battelle of a breach of the Battelle Agreement, LanzaTech will immediately provide such notice to LanzaJet, with any reasonable details of which LanzaTech is aware. If the notice describes a breach by LanzaTech of any obligation under the Battelle Agreement which LanzaJet is not obligated or permitted to perform or to assist LanzaTech to perform by delegation or otherwise hereunder, LanzaTech will provide details of its plans to remediate such breach or alleged breach.

Article 9

LIMITATIONS OF LIABILITY

9.1	Disclaimer of Certain Damages.

SUBJECT TO THE EXCEPTIONS IN SECTION 9.3 BELOW, NO PARTY NOR ITS REPRESENTATIVES NOR ITS AFFILIATES, JOINTLY OR SEVERALLY, WILL BE RESPONSIBLE OR LIABLE TO THE OTHER PARTY OR ITS REPRESENTATIVES OR ITS AFFILIATES FOR (i) [***], (ii) [***], OR (iii) [***]; IN EACH CASE REGARDLESS OF THE CAUSE AND EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY SUCH PERSON’S SOLE OR CONTRIBUTORY OR ACTIVE OR PASSIVE NEGLIGENCE OR OTHER LEGAL FAULT.

9.2	Caps on Liability.

SUBJECT TO THE EXCEPTIONS IN SECTION 9.3 BELOW, LANZATECH’S AGGREGATE MAXIMUM TOTAL LIABILITY UNDER THIS AGREEMENT BOTH AT CONTRACT AND AT LAW, AND BY WHATEVER CAUSE (INCLUDING NEGLIGENCE), WILL IN NO EVENT EXCEED (a) FOR DAMAGES ARISING OUT OF LANZATECH’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 10 (CONFIDENTIALITY) OR ANY OBLIGATION UNDER THE BATTELLE AGREEMENT WHICH LANZAJET IS NOT OBLIGATED OR PERMITTED TO PERFORM HEREUNDER, [***]; AND (b)

(i) [***], (ii) [***], (iii) AND [***]. SUBJECT TO THE EXCEPTIONS IN SECTION 9.3 BELOW, LANZAJET’S AGGREGATE MAXIMUM TOTAL LIABILITY UNDER THIS AGREEMENT BOTH AT CONTRACT AND AT LAW, AND BY WHATEVER CAUSE (INCLUDING NEGLIGENCE), WILL IN NO EVENT EXCEED [***].

9.3	Exceptions.

THE LIMITATIONS IN SECTION 9.1 WILL NOT APPLY TO DAMAGES ARISING OUT OF (i) LANZATECH’S BREACH OF ANY OBLIGATION UNDER THE BATTELLE AGREEMENT WHICH LANZAJET IS NOT OBLIGATED OR PERMITTED TO PERFORM HEREUNDER, (ii) A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 10 (CONFIDENTIALITY), (iii) EITHER PARTY’S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, (iv) TO AMOUNTS OWED TO A PARTY AS INDEMNIFICATION AGAINST LIABILITIES TO THIRD PARTIES (OTHER THAN LANZATECH INDEMNITEES OR LANZAJET INDEMNITEES) PURSUANT TO INDEMNIFICATION OBLIGATIONS UNDER Article 8 (INDEMNIFICATION); OR (v) BREACH BY LANZATECH OF SECTION 7.1(b)(x) OF THIS AGREEMENT. THE LIMITATIONS IN SECTION 9.2 WILL NOT APPLY TO EITHER PARTY’S GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, OR EITHER PARTY’S OBLIGATIONS TO DEFEND THE OTHER PARTY AGAINST THIRD PARTY CLAIMS DESCRIBED IN SECTIONS 8.1 OR 8.2, AS APPLICABLE.

9.4	Insurance.

During the term of this Agreement [***], each Party shall maintain at its expense reasonable insurance policies as reasonably determined by such Party, to address liabilities that could arise under or in connection with this Agreement, including as applicable product liability and comprehensive general liability insurance. LanzaJet shall ensure that such insurance policies of LanzaJet name its Affiliates, Sublicensees and LanzaTech as additional insureds, and LanzaTech shall ensure that such insurance policies of LanzaTech name LanzaJet as an additional insured; provided that nothing in this Section 9.4 will be deemed to restrict or limit the additional insureds’ general obligations at law to mitigate losses they may suffer or incur as a result of events that may be covered by such insurance policies.

Article 10

CONFIDENTIALITY

10.1	Definition.

“Confidential Information” means all information of any nature and in any form, including in writing or orally or in a visual or electronic form or in a magnetic or digital form, that a Party or its Affiliates, licensors, or licensees, provides or makes available to another Party or its Affiliates in connection with or as a result of entering into this Agreement or any other Transaction Agreement (as defined in the Stockholder’s Agreement), including any such information relating directly or indirectly to: (a) the Trade Secrets and other confidential or proprietary information (including ideas, know-how, processes, methods, techniques, research and development, source code, drawings, specifications, layouts, designs, formulae, algorithms, compositions, industrial models, architectures, plans, proposals, technical data, financial, business and marketing plans and proposals, customer and supplier lists, and price and cost information) belonging to a Party, including the LanzaTech IPR and the LanzaTech Technology; (b) financial, business and economic information (including projections, forecasts, marketing and financial plans and business plans); (c) proprietary, unpublished data and documents describing inventions, secret processes, technical information, methods, research and other know-how; (d) concepts, strategies and other aspects of brand positioning (e) a Party’s business or assets, including any information provided to another Party pursuant to the terms of this Agreement or any other Transaction Agreements; or (f) (i) the provisions of this Agreement, or any other Transaction Agreement, or any transactions contemplated herein and therein and (ii) the discussions or negotiations in respect of this Agreement or any other Transaction Agreement; provided, that Confidential Information shall not include (x) any information that at the date of disclosure by or on behalf of a Party is publicly known or at any time after that date becomes publicly known, in each case, through no fault of the Party to whom such information was disclosed, (y) any information that the receiving Party can demonstrate it had reasonable grounds to believe, after a reasonable inquiry, was in its possession without confidentiality obligations owed, directly or indirectly, to the disclosing Party or any of its Affiliates prior to the time that it was disclosed to it by another Party or was disclosed to it after such time by a third party that did not owe a duty of confidentiality, directly or indirectly, to the disclosing Party or any of its Affiliates; provided, that the receiving party has no reason to believe that the source of such information was bound by a confidentiality agreement with the disclosing Party or any of its Affiliates with respect to such information, or otherwise prohibited from transmitting the information to the receiving party by a contractual, legal or fiduciary obligation; or (z) any information that the receiving party can prove by contemporaneous written documentation was independently developed by the receiving Party without any use of or reference to the Confidential Information of the disclosing Party.

10.2	Restricted Use and Nondisclosure.
(a)

LanzaTech recognizes and acknowledges that: (i) it has been or will be provided access under this Agreement and the other Transaction Agreements to certain Confidential Information of LanzaJet; (ii) all rights in such Confidential Information shall remain the sole and exclusive property of LanzaJet; and (iii) the Confidential Information of LanzaJet is confidential, proprietary information and includes Trade Secrets that are not generally known or easily accessible.

(b)

LanzaJet recognizes and acknowledges that: it has been or will be provided access under this Agreement or the other Transaction Agreements to certain Confidential Information of LanzaTech; (ii) all rights in such Confidential Information shall remain the sole and exclusive property of LanzaTech; and (iii) the Confidential Information of LanzaTech is confidential, proprietary information and includes Trade Secrets that are not generally known or easily accessible.

(c)

Each Party shall, and shall cause its Affiliates and their Representatives to, (i) keep confidential and secret and not reveal to any other Person any Confidential Information of the other Party, (ii) protect, preserve and maintain all Confidential Information comprising Trade Secrets of the other Party, and not disclose or authorize the disclosure of any such Trade Secret to any Person other than pursuant to a written confidentiality agreement, and (iii) at all times protect the confidentiality of such Confidential Information, with such measures and by using at least as much diligence as it accords its own proprietary and confidential information, but in no event shall any Party exercise less than reasonable standard of care. Each Party may only disclose such Confidential Information to its Representatives on a “need to know” basis, subject to (x) any such Representatives to which or to whom it wishes to disclose any such Confidential Information being bound by confidentiality and non-use restrictions at least as restrictive as those set forth herein and (y) such Party informing each such Representative that such Confidential Information is subject to restrictions on disclosure and usage hereunder.

(d)

Without limiting the foregoing, LanzaJet will restrict access to any LanzaTech Technology to those LanzaJet and Sublicensee Representatives who need to access such LanzaTech Technology in order for LanzaJet and the Sublicensees to exercise the License or Sublicense as applicable (“Authorized Representatives”). The Authorized Representatives shall not be current employees, directors, officers, or significant equity holders of any Person (other than LanzaJet or the relevant Sublicensee or their Affiliates) who, to the knowledge of LanzaJet, develops or is a licensor or licensee of alcohol to fuel technology. LanzaJet will advise each Authorized Representative having access to the LanzaTech Technology of LanzaJet’s obligations under this Agreement (and in particular its obligations under this Article 10).

(e)

Each Party agrees that it shall not, and shall not permit its Representatives to, use any Confidential Information of the other Party for any reason or purpose other than (i) with respect to the LanzaTech IPR and LanzaTech Technology, as expressly permitted under this Agreement and any Sublicense that complies with the requirements of this Agreement, and (ii) with respect to other Confidential Information, as expressly contemplated by this Agreement or the other Transaction Agreements or for performing obligations or exercising or enforcing rights hereunder or thereunder.

(f)

The confidentiality obligations set forth in this Article 10 shall not limit any Party or its Representatives’ right to disclose Confidential Information that such Party is required to disclose under any Applicable Laws or pursuant to the regulations, policies or rules of any regulatory agency or any stock exchange of competent jurisdiction (provided that in the event disclosure is required pursuant to this clause by Applicable Laws or the regulations, policies or rules of any regulatory agency or any stock exchange, such Party shall, to the extent reasonably possible, (A) provide the Party from whom or from whose Affiliates such information is obtained with prompt notice of such requirement prior to making any disclosure so that such other Party or any of its Affiliates may seek an appropriate protective order and (B) provide the minimum disclosure of such Confidential Information as is practicable under the circumstances and use [***] to obtain confidential treatment of such disclosed information).

(g)

If a Party becomes aware of an unauthorized use or disclosure of another Party’s Confidential Information in its possession or control, such Party shall promptly notify the disclosing Party, which may take, [***], all steps which are necessary to recover the Confidential Information disclosed or used in breach of this Agreement and to prevent its subsequent unauthorized use or dissemination, including availing itself of actions for seizure and Injunctive Relief.

(h)

The obligations set forth in this Article 10 shall be continuing and survive the termination of this Agreement for the longer of (i) [***] as to LanzaJet, and as to Lanza Tech, [***], and (ii) for Confidential Information that is a Trade Secret, [***].

10.3	Highly Sensitive Trade Secrets.

With respect to Confidential Information that a Party reasonably identifies in writing as constituting highly sensitive Trade Secrets of such Party, with an explanation of why such Party believes such a designation is justified (“Highly Sensitive Trade Secrets”), the receiving Party will take all additional precautions which are reasonably necessary to preserve such trade secret rights, as decided by the receiving Party using reasonable diligence, including the following: each Party will:

(a)

store all copies of the Highly Sensitive Trade Secrets in a locked room or vault or, for electronic copies, encrypted on a secure server, in each case to which only the Parties’ employees that are individually named and approved in writing by the owner of the Highly Sensitive Trade Secrets (“Named Employees”) have access (such approval not to be unreasonably withheld);

(b)

ensure that each Named Employee signs a written confidentiality agreement, enforceable by the owner of the Highly Sensitive Trade Secrets as an intended third party beneficiary, specifically describing the Named Employee’s obligations to secure and protect the confidentiality of, and not use for any purpose not authorized hereunder, the Highly Sensitive Trade Secrets;

(c)

keep complete and accurate records of each Person who accesses the Highly Sensitive Trade Secrets and for what purpose, and provide such records to the owner of the Highly Sensitive Trade Secrets upon request; and LanzaJet will ensure that each Sublicense confers rights upon LanzaTech (including the right to approve Named Employees), enforceable by LanzaTech as an intended third party beneficiary, and obligations upon any Sublicensee, in each case that mirror the rights and obligations in this Article 10 and particularly this Section 10.3.

Notwithstanding the foregoing, if the recipient of Confidential Information believes that the designation of a particular item of Confidential Information as a Highly Sensitive Trade Secret is unjustified, either because the information no longer qualifies as a Trade Secret or because the recipient does not believe that the commercial value of the Trade Secret justifies the administrative burdens of protecting such Trade Secret in accordance with this Agreement, the recipient will provide the disclosing party with a written summary of its concerns and justification for why the

Trade Secret either does not need to be preserved or why lesser measures would be reasonably sufficient to preserve the Trade Secret, and the Parties will discuss possible declassification of such Trade Secret as a Highly Sensitive Trade Secret, or lesser measures to protect such Highly Sensitive Trade Secret, in good faith. If the parties are unable to agree on the appropriateness of such designation, the matter will be referred to dispute resolution in accordance with Section 12.2.

10.4	Inspection.

Without limiting Article 5, each Party will have the right, [***], upon reasonable notice to the other Party and during normal business hours designed to minimize business disruption, to inspect Receiving Party’s facilities to verify compliance with the provisions of this Article 10. [***] in association with such inspections. In connection therewith, inspecting Party agrees to comply with the other Party’s reasonable visitor policies.

10.5	Responsibility.

The receiving Party shall be fully responsible for the protection and use of the disclosing Party’s Confidential Information by any Third Parties it discloses the disclosing Party’s Confidential Information to under this Article 10, including without limitation Representatives of the receiving Party who may in any way breach this Article 10. The receiving Party agrees to notify the disclosing party promptly in the event of any breach of its security under conditions in which it would appear that the Trade Secrets disclosed to it were prejudiced or exposed to loss. The receiving Party will, upon request of the disclosing Party, take all other reasonable steps necessary to recover any compromised Confidential Information disclosed to or placed in the possession of the receiving Party by virtue of this Agreement. The cost of taking such steps will be borne by [***].

10.6	Confidentiality of Agreement.

The terms and conditions of this Agreement will be treated as Confidential Information and in addition to the provisions of Section 10.2 will not be disclosed by either Party to any third party, except:

(a)	to Sublicensees;
(b)

to Representatives who have a need to know the Confidential Information to provide services to the receiving Party, provided that such Representatives have entered into a binding agreement with the receiving Party containing provisions at least as protective of the Confidential Information as set out herein, and without the right to further disclose such Confidential Information;

(c)	as may be required by law or regulation or in connection with public offerings or securities filings;
(d)	in confidence, to a Party’s directors, officers, employees, legal counsel, accountants, investors and financial advisors; and

(e)	in confidence, in connection with the enforcement of this Agreement or rights under this Agreement.
10.7	Existing Obligations.

The obligations in this Article are in addition to, and supplement, each Party’s obligations of confidentiality under any nondisclosure or other agreement between the Parties, including the Investment Agreement and the Shareholders’ Agreement.

Article 11

TERM AND TERMINATION

11.1	Term.

This Agreement will commence upon the Effective Date and will continue in effect unless or until terminated in accordance with this Agreement.

11.2	Termination by LanzaTech.

LanzaTech will have the right to terminate this Agreement by giving thirty (30) days written notice to LanzaJet if:

(a)	LanzaJet materially breaches Article 3 of this Agreement and, if such breach is curable, fails to cure such breach within [***] of LanzaTech’s written notice of such breach; or
(b)	if [***], and no Commercial Facilities are operational on or before [***].
11.3	Termination by LanzaJet

LanzaJet will have the right to terminate this Agreement immediately by giving written notice to LanzaTech if a material portion of the Licensed Subject Matter is determined to be invalid by a court of competent jurisdiction.

11.4	Effects of Termination or Expiration.
(a)

If this Agreement is terminated under Section 11.2(b), this Agreement will survive solely with respect to continued operation of the Demonstration Facility until it is decommissioned, after which Section 11.4(b) shall apply.

(b)

If this Agreement is terminated for any other reason: (i) all liabilities accrued prior to the effective date of the termination will survive; (ii) LanzaJet’s license under the Licensed Subject Matter will cease immediately and all licensed rights will revert to LanzaTech, subject to Section 11.4(c); (iii) LanzaJet’s license to the Licensed Mark will cease [***] the date of such termination, unless LanzaTech agrees to a longer period in connection with any transition plan negotiated and approved in accordance with Exhibit A, and LanzaJet agrees to assign and hereby assigns to LanzaTech all rights, title, and interest LanzaJet may have developed in and to the Licensed Mark and any goodwill associated therewith; (iv) each Party will promptly return to the other Party all of the other Party’s materials in its possession, including without limitation all embodiments of Licensed Subject Matter and Confidential Information; and (v) Article 1 (Definitions), Article 4 (Improvements), Section 7.2 (Disclaimers), Article 8 (Indemnification), Article 9 (Limitations of Liability), Article 10 (Confidentiality), Article 12 (Injunctive Relief; Settlement of Disputes; Governing Law), Article 13 (General) and this Section 11.4 will survive any expiration or termination of this Agreement.

(c)

Any sublicenses granted by LanzaJet in accordance with Section 3.2 prior to the date this Agreement is terminated will survive termination of this Agreement in full force and effect, subject to its terms. Those portions of the Sublicense that relate to the sublicense of Battelle IPR and the rights to enforce obligations flowed down from the Battelle Agreement will be assigned to Battelle, those portions of the Sublicense that relate to the sublicense of the LanzaTech IPR and LanzaTech Technology and the rights to enforce obligations flowed down from this Agreement will be assigned to LanzaTech, and all remaining rights and obligations of LanzaJet under such Sublicenses will remain with LanzaJet or be assigned to a Third Party approved by the Board. The Initial Sublicensees will be third party beneficiaries of this Section 11.4(c), and may enforce it against either or both of LanzaTech or LanzaJet as required to effect the assignments described in this Section.

Article 12

INJUNCTIVE RELIEF; SETTLEMENT OF DISPUTES; GOVERNING LAW

12.1	Injunctive Relief.

Each Party acknowledges and agrees that a breach of Articles 2 or 10 of this Agreement would give rise to irreparable harm for which monetary damages would not be an adequate remedy. Each Party accordingly agrees that, notwithstanding Section 12.2, and without waiving any other rights or remedies under this Agreement, each Party will be entitled to seek to enforce the terms of this Agreement by decree of specific performance or to obtain injunctive relief against any breach or threatened breach of this Agreement in any court of competent jurisdiction (collectively, “Injunctive Relief’)

12.2	Dispute Resolution.

Section 11.04 of the Stockholder’s Agreement is hereby incorporated by reference in this Agreement, and will govern the resolution of any and all disputes, controversies, conflicts and claims arising out of or relating to or in connection with this Agreement or the transactions contemplated hereby, the performance or non-performance or timely performance of the obligations set forth herein or asserted breach hereof (including any questions regarding its or their existence, validity, interpretation, enforceability or termination). For greater clarity, all rights and obligations of the Parties under this Agreement shall continue during any dispute resolution process initiated under this Section 12.2, until a final resolution is reached pursuant to this Section 12.2.

12.3	Governing Law.

This Agreement (and any actions or disputes that may be based upon, arise out of, or relate to the transactions contemplated hereby, to the negotiation, execution, or performance hereof, or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute, or otherwise) will in all respects be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than those of the State of New York.

12.4	Submissions to Jurisdiction.

Subject to and except as provided under Section 12.2, each Party hereto irrevocably and unconditionally: (a) agrees that any action arising out of or based upon this Agreement or the transactions contemplated hereby will be instituted in the courts of the State of New York in each case located in the city of New York and county of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing (unless the action relates to an action arising under or in connection with the Battelle Agreement, in which case LanzaTech may require that the action be instituted in the courts of the State of Washington), and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such action, and agrees that all claims in respect of any such action will be heard and determined in such New York State court or, to the extent permitted by Applicable Law, in such federal court; (b) consents that any such action may and will be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and (c) agrees that nothing in this Agreement will affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

12.5	Waiver of Jury Trial.

Each Party hereto irrevocably and unconditionally waives all right to trial by jury in any action (whether based on contract, tort or otherwise) arising out of or relating to the transactions contemplated by this Agreement, or its performance under or the enforcement of this Agreement.

Article 13

GENERAL

13.1	Assistance.

Each Party will provide all required information and assistance and execute all necessary documents regarding any petition(s) filed by the other Party with the relevant government authorities for any tax exemption/reduction on payments made to LanzaTech or Battelle under this Agreement, including to the Royalty.

13.2	Assignment.

Neither Party may assign or transfer its rights, duties, or obligations under this Agreement without the prior written consent of the other Party, except that LanzaTech may assign or transfer this Agreement without consent to its Affiliate on notice to LanzaJet if the assignee agrees in a duly executed writing to fulfill the assigning Party’s obligations under this Agreement, and LanzaJet may assign or transfer this Agreement without LanzaTech’s consent with the approval of the Board. This Agreement will bind the Parties’ permitted successors and permitted assigns. Any attempt by a Party to transfer its rights, duties, or obligations under this Agreement except as expressly provided in this Agreement will be null and void. Assignment of this Agreement will not relieve the assignor of its obligations under Article 10 (Confidentiality).

13.3	Notices.

All notices, requests, consents, claims, demands, waivers, and other communications hereunder will be in writing and will be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a .pdf document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Party at the following addresses (or at such other address for a Party as will be specified in a notice given in accordance with this Section 13.3):

(i)	in the case of a Notice to LanzaJet:

LanzaJet Inc.

Attn: Legal Department

8045 Lamon Avenue, Suite 400

Skokie, IL 60077

USA

Fax: [***]

(ii)	in the case of a Notice to LanzaTech:

LanzaTech, Inc.

Attn: Legal Department

8045 Lamon Avenue, Suite 400

Skokie, IL 60077

USA

Fax: [***]

with a copy for information only to: [***]

13.4	Bankruptcy Code.

All licenses granted hereunder are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses to rights in “intellectual property.” The parties agree that, in the event of commencement of bankruptcy proceedings by or against either

Party, the other Party will be entitled, at its option, to retain all of its rights under this Agreement pursuant to Section 365(n) of the United States Bankruptcy Code.

13.5	Waiver.

No waiver by a Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by a Party will operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

13.6	Severability.

If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction, and the Parties will use their best efforts to arrive at a new provision or section consistent with the overall intent and objectives of this Agreement and which, in terms of its economic result, corresponds to the invalid provision.

13.7	No Partnership or Agency.

The relationship of the Parties established by this Agreement is that of independent contractors, and nothing herein will be construed to constitute the Parties as partners, joint venturers, co-owners, or otherwise as participants in a joint or common undertaking. Neither Party has any authority to either obligate the other or any of its Affiliates in any respect or hold itself out as having any such authority unless specifically agreed upon by the Parties in advance and in writing.

13.8	Third-Party Beneficiaries.

Except for Battelle’s rights hereunder and as expressly provided in Section 11.4(c), nothing herein, express, or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever.

13.9	Entire Agreement.

This Agreement, including all of the Exhibits incorporated by reference therein, contains the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements relating thereto, written or oral, between the Parties.

13.10	Amendments.

This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party.

13.11	Counterparts.

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto acknowledge that they have read this Agreement, understand its provisions and agree to be bound by them.

LANZATECH, INC.

By:	/s/ Jennifer Holmgren
Name:	Jennifer Holmgren
Title:	Chief Executive Officer

SIGNATURE PAGE TO LICENSE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto acknowledge that they have read this Agreement, understand its provisions and agree to be bound by them.

LANZAJET, INC.

By:	/s/ Mark Burton
Name:	Mark Burton
Title:	Secretary

SIGNATURE PAGE TO LICENSE AGREEMENT